UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 17, 2007

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 17, 2007, we amended the terms of our Credit Agreement (the “Credit Agreement”), dated as of April 21, 2006, by and among Boston Scientific Corporation, BSC International Holding Limited, Merrill Lynch Capital Corporation, as Syndication Agent, Bear Stearns Corporate Lending Inc., Deutsche Bank Securities Inc. and Wachovia Bank, National Association, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent and the several banks and other financial institutions from time to time parties thereto (the “Amendment”) to, among other things:

(i)	Extend the step-down in our maximum permitted Consolidated Leverage Ratio (defined in the Credit Agreement)

From (in prior agreement)	To (in amended agreement)

4.5 to 1.0 to 3.5 to 1.0 on March 31, 2008	4.5 to 1.0 to 4.0 to 1.0 on March 31, 2009; and
4.0 to 1.0 to 3.5 to 1.0 on September 30, 2009

(ii)
Exclude from the calculation of Consolidated EBITDA (defined in the Credit Agreement) up to $300 million of restructuring charges incurred through June 30, 2009 and up to $500 million of litigation and settlement expenses incurred (net of any litigation or settlement income received) in any period of four fiscal quarters through June 30, 2009, not to exceed $1 billion in the aggregate; and

(iii)	Amend the prepayment terms such that principal prepayments are made in direct order of maturity rather than on a pro rata basis.

In addition, in connection with the Amendment, we prepaid $1 billion of the term loan under the Credit Agreement using $750 million of cash on hand and $250 million from a credit facility secured by our U.S. receivables.  A form of the Amendment is filed with this report as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of First Amendment to Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: August 23, 2007	By:	/s/ Paul W. Sandman
Paul W. Sandman
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of First Amendment to Credit Agreement